Exhibit 99.1
GoHealth Reports Second Quarter 2021 Results Revises Full Year 2021 Growth Outlook
CHICAGO, August 11, 2021 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced financial results for the three and six months ended June 30, 2021.

Second quarter 2021 net revenue of $196.9 million increased 55% compared to the prior year period. YTD 2021 net revenue of $401.1 million increased 50% compared to the prior year period.

Second quarter 2021 Medicare—Internal revenue of $160.4 million increased 84% compared to the prior year period. YTD 2021 Medicare—Internal revenue of $317.8 million increased 74% compared to the prior year period.

Second quarter 2021 Medicare Advantage (“MA”) Approved Submissions of 152,749 increased 58% compared to the prior year period. YTD 2021 MA Approved Submissions of 323,876 increased 52% compared to the prior year period.

Second quarter 2021 MA LTV Per Approved Submission of $953 increased 5% compared to the prior year period. YTD 2021 MA LTV Per Approved Submission of $975 increased 11% compared to the prior year period.

Second quarter 2021 net loss of $39.2 million compared to a net loss of $22.9 million in the prior year period; Adjusted EBITDA[1] of $14.3 million decreased 47% compared to the prior year period due to the 2021 strategic investments in agent capacity, marketplace technology, branding and the Encompass Platform. YTD 2021 net loss was $46.4 million compared to a net loss of $23.8 million in the prior year period; Adjusted EBITDA[1] of $46.4 million decreased 25% compared to the prior year period.

The Company tightened its full year 2021 revenue outlook to $1,200 - $1,300 million (+37% to +48%) powered by commission net revenue of $1,000 - $1,100 million (+49% to +64%) as agent growth is tracking at the high end of expectations. The Company lowered its Adjusted EBITDA[1] outlook to $300 - $330 million (+11% to +22%), primarily due to higher agent costs expected in 2021.

Clint Jones, co-founder and CEO said, “GoHealth’s second quarter revenue growth of 55% was driven by a 84% gain in our Medicare—Internal segment with LTVs expanding 5%. Our ramped up investments in our Encompass Platform led to $17 million in revenue contribution from the platform’s additional services beyond enrollment for carriers. Given the 50% top-line growth over the first six months and continued strength in the market, we have raised and tightened our revenue expectations for full year fiscal 2021.”
Jones continued, “These excellent top-line results are enabled by our success at increasing our agent counts ahead of the 50% growth target, ensuring that we have ample agent capacity to address the anticipated demand during this year’s Annual Enrollment Period. While we are encouraged by the growth in our agent force, enhanced training and tight labor markets have created cost pressures that we expect to continue over the balance of the year. Given these higher agent costs, we are reducing our outlook for 2021 Adjusted EBITDA. We anticipate that these 2021 investments in agents, training, technology and Encompass will position us well for continued strong efficient growth in 2022.”

Second Quarter 2021 Highlights2
•Total company revenue grew 55% to $196.9 million
◦Total Medicare Commissionable Submitted Policies grew 52% to 156,559
•Medicare—Internal net revenue increased 84% to $160.4 million
•LTV Per carrier Approved MA Submission increased 5% to $953
•Adjusted EBITDA1 decreased 47% to $14.3 million
◦Aggregate investment in customer care and enrollment and technology grew $39.8 million to $73.9 million, an increase of 117%, including enhanced tools and training to continue powering conversion gains and improved effectuation, as well as investments in the Encompass platform
▪Agent counts grew well ahead of the 50% target as the Company prepares for the Annual Enrollment Period and fiscal 2022
◦Total cost of revenue, marketing and advertising expense grew 60%, roughly in line with sales growth
•The Company refinanced a portion of its term loans, upsized its revolver to $200 million, and lowered its annual borrowing costs by over $7 million.

YTD 2021 Highlights2
•Total company revenue grew 50% to $401.1 million
◦Total Medicare Commissionable Submitted Policies grew 48% to 333,130
•Medicare—Internal net revenue increased 74% to $317.8 million
◦Medicare—Internal segment profit increased 4% to $77.7 million
•LTV Per carrier Approved MA Submission increased 11% to $975
•Adjusted EBITDA1 decreased 25% to $46.4 million
◦Aggregate investment in customer care and enrollment and technology grew 108% to $68.0 million
◦Total cost of revenue, marketing and advertising expense grew 55%, roughly in line with sales growth
2021 Financial Outlook
The trajectory of the U.S. economy remains challenging to predict, particularly given the continued uncertainty associated with the pace of recovery from the COVID-19 pandemic. The Company is revising its financial outlook for the fiscal year ending December 31, 2021 based on current market conditions and expectations:
•Full-year 2021 net revenue of $1,200 - $1,300 million, representing year-over-year growth of 37% - 48%
◦Full-year 2021 commission revenue of $1,000 - $1,100 million, representing year-over-year growth of 49% - 64%, fueled by the Company’s continued investment in its Medicare business, including GoHealth’s Encompass Platform
•Full-year 2021 Adjusted EBITDA1 of $300 - $330 million, representing year-over-year growth of 11% - 22%
Jones added, “Seniors continue to demonstrate a high degree of interest in our model, and increasingly want to explore their Medicare plan choices from the safety and comfort of their own home through our Choice platform. GoHealth’s telesales agents are equipped with the decision support tools and experience to help consumers select the right plan for their unique needs and achieve a superior health outcome with lower costs. We are in the early days of realizing this enormous market opportunity by building GoHealth’s position as the trusted advisor for consumers, helping these consumers navigate their healthcare journey through our Encompass offerings, and in the process, creating value for our carrier partners through driving high quality enrollments.”
Conference Call Details
The Company will host a conference call today, Wednesday, August 11, 2021 at 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 5464567. A replay of the call will be available for 30 days via webcast for on-demand listening shortly after the completion of the call, at the same web link.
About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. Since its inception, GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
Jay Koval, VP of Investor Relations
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Second quarter and YTD 2021 results compared to the comparable prior year period.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2021, including with respect to revenue and Adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationship; failure to grow the Company’s customer base or retain its existing customers; the time and cost of training agents are significant and can increase during a period of high attrition; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; and our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time-to-time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents EBITDA as further adjusted for share-based compensation, loss on debt extinguishment, non-recurring legal fees, change in fair value of contingent consideration liability, IPO transaction costs, and severance costs. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Management has provided its outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Reconciliations of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is presented in the table below in this press release.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for share-based compensation expense, loss on extinguishment of debt, non-recurring legal fees, change in fair value of contingent consideration liability, IPO transaction costs, and severance costs.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Revenue Per Submission” refers to the total net revenues per Submitted Policy, which we define as (i) total net revenue, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of Submitted Policies for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Jun. 30, 2021		Three months ended Jun. 30, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$147,508	74.9%	$96,606	76.0%	$50,902	52.7%
Enterprise	49,394	25.1%	30,451	24.0%	18,943	62.2%
Net revenues	196,902	100.0%	127,057	100.0%	69,845	55.0%
Operating expenses:
Cost of revenue	37,442	19.0%	36,559	28.8%	883	2.4%
Marketing and advertising	55,735	28.3%	21,634	17.0%	34,101	157.6%
Customer care and enrollment	61,927	31.5%	28,394	22.3%	33,533	118.1%
Technology	11,983	6.1%	5,705	4.5%	6,278	110.0%
General and administrative	25,251	12.8%	10,359	8.2%	14,892	143.8%
Change in fair value of contingent consideration liability	—	—%	15,300	12.0%	(15,300)	N/M
Amortization of intangible assets	23,515	11.9%	23,514	18.5%	1	—%
Total operating expenses	215,853	109.6%	141,465	111.3%	74,388	52.6%
Income (loss) from operations	(18,951)	(9.6)%	(14,408)	(11.3)%	(4,543)	31.5%
Interest expense	8,277	4.2%	8,986	7.1%	(709)	(7.9)%
Loss on extinguishment of debt	11,935	6.1%	—	—%	11,935	N/M
Other (income) expense	44	—%	(505)	(0.4)%	549	N/M
Income (loss) before income taxes	(39,207)	(19.9)%	(22,889)	(18.0)%	(16,318)	71.3%
Income tax expense (benefit)	(32)	—%	(22)	—%	(10)	N/M
Net income (loss)	$(39,175)	(19.9)%	$(22,867)	(18.0)%	$(16,308)	71.3%
Net income (loss) attributable to noncontrolling interests	(27,186)	(13.8)%
Net income (loss) attributable to GoHealth, Inc.	$(11,989)	(6.1)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.12)
Weighted-average shares of Class A common stock outstanding — basic and diluted	102,300
Non-GAAP financial measures:
EBITDA	$(5,192)		$10,615
Adjusted EBITDA	$14,342		$26,936
Adjusted EBITDA margin	7.3%		21.2%
_________________________
NM = Not meaningful

(in thousands, except percentages and per share amounts)	Six months ended Jun. 30, 2021		Six months ended Jun. 30, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$321,489	80.2%	$209,116	78.0%	$112,373	53.7%
Enterprise	79,592	19.8%	58,951	22.0%	20,641	35.0%
Net revenues	401,081	100.0%	268,067	100.0%	133,014	49.6%
Operating expenses:
Cost of revenue	85,817	21.4%	78,693	29.4%	7,124	9.1%
Marketing and advertising	110,219	27.5%	47,708	17.8%	62,511	131.0%
Customer care and enrollment	109,021	27.2%	52,371	19.5%	56,650	108.2%
Technology	21,600	5.4%	10,298	3.8%	11,302	109.7%
General and administrative	44,944	11.2%	20,849	7.8%	24,095	115.6%
Change in fair value of contingent consideration liability	—	—%	19,700	7.3%	(19,700)	N/M
Amortization of intangible assets	47,029	11.7%	47,029	17.5%	—	—%
Total operating expenses	418,630	104.4%	276,648	103.2%	141,982	51.3%
Income (loss) from operations	(17,549)	(4.4)%	(8,581)	(3.2)%	(8,968)	104.5%
Interest expense	16,965	4.2%	15,742	5.9%	1,223	7.8%
Loss on extinguishment of debt	11,935	3.0%	—	—%	11,935	N/M
Other (income) expense	57	—%	(495)	(0.2)%	552	(111.5)%
Income (loss) before income taxes	(46,506)	(11.6)%	(23,828)	(8.9)%	(22,678)	95.2%
Income tax expense (benefit)	(63)	—%	(24)	—%	(39)	N/M
Net income (loss)	$(46,443)	(11.6)%	$(23,804)	(8.9)%	$(22,639)	95.1%
Net loss attributable to noncontrolling interests	(32,364)	(8.1)%
Net loss attributable to GoHealth, Inc.	$(14,079)	(3.5)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.14)
Weighted-average shares of Class A common stock outstanding — basic and diluted	97,349
Non-GAAP financial measures:
EBITDA	$21,564		$40,579
Adjusted EBITDA	$46,390		$61,857
Adjusted EBITDA margin	11.6%		23.1%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands)	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020
Net revenues	$196,902	$127,057
Net income (loss)	(39,175)	(22,867)
Interest expense	8,277	8,986
Income tax expense (benefit)	(32)	(22)
Depreciation and amortization expense	25,738	24,518
EBITDA	(5,192)	10,615
Loss on extinguishment of debt (1)	11,935	—
Share-based compensation expense (2)	7,599	597
Change in fair value of contingent consideration liability (3)	—	15,300
IPO transaction costs (4)	—	424
Adjusted EBITDA	$14,342	$26,936
Adjusted EBITDA margin	7.3%	21.2%
_________________________
(1)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(2)Represents non-cash share-based compensation expense relating to equity awards.
(3)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(4)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.

(in thousands)	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Net revenues	$401,081	$268,067
Net income (loss)	(46,443)	(23,804)
Interest expense	16,965	15,742
Income tax expense (benefit)	(63)	(24)
Depreciation and amortization expense	51,105	48,665
EBITDA	21,564	40,579
Loss on extinguishment of debt (1)	11,935	—
Share-based compensation expense (2)	12,711	1,077
Legal fees (3)	180	—
Change in fair value of contingent consideration liability (4)	—	19,700
IPO transaction costs (5)	—	424
Severance costs (6)	—	77
Adjusted EBITDA	$46,390	$61,857
Adjusted EBITDA margin	11.6%	23.1%
_________________________
(1)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(2)Represents non-cash share-based compensation expense relating to equity awards.
(3)Represents non-recurring legal fees unrelated to our core operations.
(4)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(5)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(6)Represents costs associated with the termination of employment.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Marketing and advertising	$426	$61	$764	$119
Customer care and enrollment	1,043	32	1,839	58
Technology	1,133	83	1,880	159
General and administrative	4,997	421	8,228	741
Total share-based compensation expense	$7,599	$597	$12,711	$1,077

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Jun. 30, 2021	Dec. 31, 2020
Assets
Current assets:
Cash and cash equivalents	$112,863	$144,234
Accounts receivable, net of allowance for doubtful accounts of $686 in 2021 and $787 in 2020	17,335	14,211
Receivable from NVX Holdings, Inc.	—	3,395
Commissions receivable - current	113,062	188,128
Prepaid expense and other current assets	52,992	41,854
Total current assets	296,252	391,822
Commissions receivable - non-current	761,011	622,270
Other long-term assets	2,594	2,072
Property, equipment, and capitalized software, net	23,527	17,353
Intangible assets, net	641,697	688,726
Goodwill	386,553	386,553
Total assets	$2,111,634	$2,108,796
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,080	$8,733
Accrued liabilities	31,036	26,926
Commissions payable - current	51,579	78,478
Deferred revenue	700	736
Current portion of long-term debt	4,270	4,170
Other current liabilities	9,207	8,328
Total current liabilities	113,872	127,371
Non-current liabilities:
Commissions payable - non-current	214,237	182,596
Long-term debt, net of current portion	414,908	396,400
Other non-current liabilities	2,817	3,274
Total non-current liabilities	631,962	582,270
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 105,318 and 84,196 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	10	8
Class B common stock – $0.0001 par value; 597,502 and 619,004 shares authorized; 215,495 and 236,997 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	22	24
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at June 30, 2021 and December 31, 2020.	—	—
Additional paid-in capital	503,689	399,169
Accumulated other comprehensive income (loss)	(13)	17
Accumulated deficit	(32,881)	(18,802)
Total stockholders’ equity attributable to GoHealth, Inc.	470,827	380,416
Non-controlling interests	894,973	1,018,739
Total stockholders’ equity	1,365,800	1,399,155
Total liabilities and stockholders’ equity	$2,111,634	$2,108,796

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

(in thousands)	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Operating Activities
Net income (loss)	$(46,443)	$(23,804)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	12,711	1,077
Depreciation and amortization	4,076	1,636
Amortization of intangible assets	47,029	47,029
Amortization of debt discount and issuance costs	1,262	1,058
Change in fair value of contingent consideration	—	19,700
Loss on extinguishment of debt	11,935	—
Other non-cash items	(884)	(458)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(2,702)	12,383
Commissions receivable	(63,675)	(58,709)
Prepaid expenses and other assets	(11,778)	1,794
Accounts payable	6,114	(3,467)
Accrued liabilities	3,993	(7,641)
Deferred revenue	(36)	(14,171)
Commissions payable	4,742	18,135
Other liabilities	1,406	1,269
Net cash provided by (used in) operating activities	(32,250)	(4,169)
Investing Activities
Purchases of property, equipment and software	(7,909)	(7,764)
Net cash provided by (used in) investing activities	(7,909)	(7,764)
Financing Activities
Proceeds received upon issuance of common units	—	10,000
Borrowings under term loans	310,000	117,000
Payments of term loans	(296,835)	(1,793)
Call premium paid for debt extinguishment	(5,910)	—
Payment of deferred offering costs	—	(874)
Debt issuance cost payments	(1,608)	(6,289)
Principal payments under capital lease obligations	(154)	(144)
Cash received on advancement to NVX Holdings, Inc.	3,395	—
Net cash provided by (used in) financing activities	8,888	117,900
Effect of exchange rate changes on cash and cash equivalents	(100)	98
Increase in cash and cash equivalents	(31,371)	106,065
Cash and cash equivalents at beginning of period	144,234	12,276
Cash and cash equivalents at end of period	$112,863	$118,341
Supplemental Disclosure of Cash Flow Information
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$2,233	$798
Issuance of senior preferred earnout units to settle contingent consideration liability	$—	$100,000
Issuance of common A and B units to settle contingent consideration liability	$—	$100,000

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Jun. 30, 2021		Three months ended Jun. 30, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$160,433	81.5%	$87,201	68.7%	$73,232	84.0%
Medicare - External	31,379	15.9%	28,108	22.1%	3,271	11.6%
IFP and Other - Internal	3,788	1.9%	7,019	5.5%	(3,231)	(46.0)%
IFP and Other - External	1,302	0.7%	4,729	3.7%	(3,427)	(72.5)%
Net revenues	196,902	100.0%	127,057	100.0%	69,845	55.0%
Segment profit (loss):
Medicare - Internal	31,257	15.9%	32,746	25.8%	(1,489)	(4.5)%
Medicare - External	(1,688)	(0.9)%	495	0.4%	(2,183)	N/M
IFP and Other - Internal	(800)	(0.4)%	(54)	—%	(746)	N/M
IFP and Other - External	(57)	—%	130	0.1%	(187)	(143.8)%
Segment profit	28,712	14.6%	33,317	26.2%	(4,605)	(13.8)%
Corporate expense	24,148	12.3%	8,911	7.0%	15,237	171.0%
Change in fair value of contingent consideration liability	—	—%	15,300	12.0%	(15,300)	N/M
Amortization of intangible assets	23,515	11.9%	23,514	18.5%	1	—%
Loss on extinguishment of debt	11,935	6.1%	—	—%	11,935	N/M
Interest expense	8,277	4.2%	8,986	7.1%	(709)	(7.9)%
Other (income) expense	44	—%	(505)	(0.4)%	549	N/M
Income (loss) before income taxes	$(39,207)	(19.9)%	$(22,889)	(18.0)%	$(16,318)	71.3%
_________________________
NM = Not meaningful

	Six months ended Jun. 30, 2021		Six months ended Jun. 30, 2020
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$317,786	79.2%	$182,488	68.1%	$135,298	74.1%
Medicare - External	70,879	17.7%	57,053	21.3%	13,826	24.2%
IFP and Other - Internal	7,763	1.9%	15,651	5.8%	(7,888)	(50.4)%
IFP and Other - External	4,653	1.2%	12,875	4.8%	(8,222)	(63.9)%
Net revenues	401,081	100.0%	268,067	100.0%	133,014	49.6%
Segment profit:
Medicare - Internal	77,700	19.4%	74,482	27.8%	3,218	4.3%
Medicare - External	(2,319)	(0.6)%	173	0.1%	(2,492)	N/M
IFP and Other - Internal	(1,529)	(0.4)%	427	0.2%	(1,956)	N/M
IFP and Other - External	103	—%	642	0.2%	(539)	(84.0)%
Segment profit	73,955	18.4%	75,724	28.2%	(1,769)	(2.3)%
Corporate expense	44,475	11.1%	17,576	6.6%	26,899	153.0%
Change in fair value of contingent consideration liability	—	—%	19,700	7.3%	(19,700)	N/M
Amortization of intangible assets	47,029	11.7%	47,029	17.5%	—	—%
Loss on extinguishment of debt	11,935	3.0%	—	—%	11,935	N/M
Interest expense	16,965	4.2%	15,742	5.9%	1,223	7.8%
Other (income) expense	57	—%	(495)	(0.2)%	552	N/M
Income (loss) before income taxes	$(46,506)	(11.6)%	$(23,828)	(8.9)%	$(22,678)	95.2%
_________________________
NM = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and six months ended June 30, 2021 and 2020, for those submissions that are commissionable (compensated through commissions received from carriers):

Medicare - Total Commissionable Submitted Policies	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Medicare Advantage	153,163	99,078	326,037	216,413
Medicare Supplement	1,022	2,248	2,126	4,919
Prescription Drug Plans	2,374	1,969	4,967	4,431
Total Medicare	156,559	103,295	333,130	225,763
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for three and six months ended June 30, 2021 and 2020. Only commissionable policies are used to calculate LTV.

Medicare - Internal Commissionable Approved Submissions	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Medicare Advantage	121,299	67,818	250,185	151,426
Medicare Supplement	268	465	519	1,287
Prescription Drug Plans	2,033	1,571	4,317	3,745
Total Medicare	123,600	69,854	255,021	156,458

Medicare - External Commissionable Approved Submissions	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Medicare Advantage	31,450	28,979	73,691	61,266
Medicare Supplement	665	1,633	1,396	3,191
Prescription Drug Plans	236	405	525	854
Total Medicare	32,351	31,017	75,612	65,311
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and six months ended June 30, 2021 and 2020:

LTV per Approved Submission	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Medicare Advantage	$953	$905	$975	$877
Medicare Supplement	$846	$937	$821	$928
Prescription Drug Plans	$215	$215	$215	$216
The following table presents the number of Submitted Policies by product for the Medicare segments for the three and six months ended June 30, 2021 and 2020, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

Medicare - Total Non-Commissionable Submitted Policies	Three months ended Jun. 30, 2021	Three months ended Jun. 30, 2020	Six months ended Jun. 30, 2021	Six months ended Jun. 30, 2020
Medicare Advantage	3,232	7,407	9,171	14,334
Medicare Supplement	2,042	1,734	3,692	3,546
Prescription Drug Plans	791	955	1,676	1,753
Total Medicare	6,065	10,096	14,539	19,633

The following table presents a reconciliation from net income to non-GAAP Adjusted EBITDA guidance for the twelve months ended December 31, 2021:

	Twelve months ended Dec. 31, 2021
	Guidance Range
(in thousands)	Low	High
Net revenues	$1,200,000	$1,300,000
Net income	127,665	157,665
Interest expense	30,000	30,000
Income tax expense	220	220
Depreciation and amortization expense	102,000	102,000
EBITDA	259,885	289,885
Loss on extinguishment of debt (1)	11,935	11,935
Share-based compensation expense (2)	28,000	28,000
Legal fees (3)	180	180
Adjusted EBITDA	$300,000	$330,000
Adjusted EBITDA margin	25%	25%
_________________________
(1)Represents the loss on debt extinguishment related to the Term Loan Facility.
(2)Represents non-cash share-based compensation expense relating to equity awards.
(3)Represents non-recurring legal fees unrelated to our core operations.